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                                                                    Exhibit 23.4
                                                                    ------------

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Monsanto Company of our report dated February 10, 1999, except as to Note 1 relating to the pooling of interests with SUGEN, Inc. which is as of August 31, 1999, which appears in Monsanto Company's Current Report on Form 8-K dated January 25, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
January 25, 2000